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                                                                     EXHIBIT 5.1

                         [Triangle Bancorp Letterhead]



                                October 27, 1997




Board of Directors
Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, North Carolina  27612

RE:      Registration Statement on Form S-4 to Effect
         Registration of Triangle Capital Trust Preferred Securities

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Triangle Bancorp, Inc. ("Bancorp") and in such capacity I am familiar with the issuance and proposed registration of the New Capital Securities (the "Securities") of Triangle Capital Trust, the Company's wholly-owned Delaware business trust subsidiary (the "Trust"). To effect the registration of the Securities, Bancorp and the Trust will file with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

In my capacity as General Counsel, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Junior Subordinated Indenture (the "Indenture") dated June 3, 1997 between Bancorp and Bankers Trust Company (the "Trustee") as trustee for the benefit of holders of the New Junior Subordinated Debentures (the "Subordinated Debentures") to be issued by Bancorp and held by the Trust under the Amended and Restated Trust Agreement (the "Trust Agreement") dated as of June 3, 1997 among Bancorp, the Trustee, Bankers Trust (Delaware) and administrators of the Trust Agreement, and the Guarantee from Bancorp in favor of Bankers Trust Company, as Guarantee Trustee for the benefit of the holders of the Securities (the Indenture, the Trust Agreement and the Guarantee are herein referred to collectively as the "Trust Documents"), (ii) the certificate of incorporation and bylaws of Bancorp,
(iii) the corporate resolutions and other records of actions taken by the Board of Directors of Bancorp pertaining to the Trust and the Trust Documents, (iv) the Registration Statement, and (v) the relevant provisions of the Securities Act, Chapter 55 of the North Carolina General Statues, the Bank Holding Company Act of 1956, as amended, and the regulations promulgated under all of the aforementioned statutes. In addition, I have made reasonable inquiries of the officers of Bancorp as to all relevant items. In all examinations of documents, I have assumed the


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Board of Directors
October 27, 1997
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genuineness of all original documents and all signatures and the conformity to original documents of all copies submitted to me as certified, conformed or photostatic copies. Except as defined herein, capitalized terms in this letter have the meaning given to such terms in the prospectus included in the Registration Statement.

On the basis of such examination (and subject to the Registration Statement becoming and remaining effective during the period of exchange transaction contemplated thereby), I am of the opinion that:

(1) The Subordinated Debentures have been duly and validly authorized and, upon proper execution, authentication and delivery thereof in accordance with the Indenture, will constitute the legal, valid, binding and enforceable obligation of Bancorp, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization, and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(2) The Guarantee has been duly authorized by Bancorp and, upon proper execution and delivery thereof by Bancorp and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute the legal, valid, binding and enforceable obligation of Bancorp, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization, and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

I am admitted to the practice of law in the State of North Carolina, and, accordingly, I do not purport to express any opinion on any laws of any other jurisdiction other than the laws of the State of North Carolina and the Federal laws of the United States of America, in each case as such laws are in effect on the date hereof. For the purposes of the opinion expressed in Paragraphs 1 and 2 above, I have assumed that New York law, which governs the construction and interpretation of the Guarantee, is the same as North Carolina law as to matters of execution, validity and enforceability of corporate contracts.

This opinion is furnished by me solely for your benefit in connection with the transaction described herein and may not be quoted or relied upon by, nor may copies be delivered to, any other person or entity, or used for any other purposes, without my prior express written consent. I hereby expressly disclaim any duty or responsibility to update this opinion or the information upon which it is based after the date hereof.


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Board of Directors
October 27, 1997
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I hereby consent to the use of this opinion as an exhibit to the Registration
Statement and the reference to my name and this opinion in the prospectus which is a part of the Registration Statement under the caption "Legal Matters".

                                      Very truly yours,


                                      /s/ Alexander M. Donaldson
                                      -----------------------------------------
                                      Alexander M. Donaldson
                                      Senior Vice President and General Counsel